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                                                                    Exhibit 99.2

                      SECOND AMENDMENT TO RIGHTS AGREEMENT

     SECOND AMENDMENT, dated as of October 30, 2001 (this "AMENDMENT"), to the RIGHTS AGREEMENT, dated as of September 12, 2000, as amended, between NETSILICON, INC., a Massachusetts corporation (the "COMPANY"), and AMERICAN STOCK TRANSFER AND TRUST COMPANY, as Rights Agent (the "RIGHTS AGREEMENT"). All terms not otherwise defined herein shall have the meanings given such terms in the Rights Agreement.

                              W I T N E S S E T H:

     WHEREAS, on September 12, 2000, the Board of Directors of the Company (the "BOARD") authorized and declared a dividend distribution with respect to each share of Common Stock of the Company (the "COMMON STOCK") outstanding as of the close of business on September 23, 2000 constituting the right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company, as reflected in the Rights Agreement; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may cause the Rights Agreement to be amended at any time prior to such time as any Person becomes an Acquiring Person (as defined in the Rights Agreement) without the approval of any holders of Rights Certificates; and

     WHEREAS, on October 24, 2001, the Board authorized and approved the amendment of the Rights Agreement in anticipation of and in connection with approving the merger of the Company (the "MERGER") pursuant to an Agreement and Plan of Merger (the "MERGER AGREEMENT") among the Company, Digi International Inc. (the "PURCHASER") and Dove Sub Inc., a wholly-owned subsidiary of Purchaser ("MERGER SUB").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Notwithstanding anything to the contrary in the Rights Agreement, none of Purchaser, Merger Sub, nor any Affiliate or Associate of any such parties, will become an "Acquiring Person" and no "Shares Acquisition Date," "Distribution Date" or "Section 11(a)(ii) Trigger Date" (as such terms are defined in the Rights Agreement) will occur, solely as a result of (i) the approval, execution, delivery or performance of the Merger Agreement or the consummation of the Merger pursuant thereto, (ii) the announcement of the Merger, or (iii) the purchase of shares of Common Stock of the Company by Purchaser or Merger Sub pursuant to or otherwise arising from or relating to any of the

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foregoing, and no shares of Common Stock shall be deemed to be Beneficially
Owned under the Rights Agreement by any such persons as a result of the foregoing.

     2. All outstanding Rights issued and outstanding under the Rights Agreement will expire immediately prior to the Effective Time (as defined in the Merger Agreement) and, notwithstanding anything in the Rights Agreement to the contrary, the Rights Agreement shall terminate and have no further force and effect at the Effective Time.

     3. Purchaser and Merger Sub are third party beneficiaries of this Amendment and the terms of this Amendment shall not be withdrawn, amended or otherwise modified without their written consent.

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       NETSILICON, INC.

                                       By: /s/ Daniel J. Sullivan
                                           -------------------------------------
                                           Name: Daniel J. Sullivan
                                           Title: Chief Financial Officer


                                       AMERICAN STOCK TRANSFER AND TRUST COMPANY

                                       By: /s/ Herbert J. Lemmer
                                           -------------------------------------
                                           Name: Herbert J. Lemmer
                                           Title: Vice President



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